Filed pursuant to

Rule 424(b)(3)

333-209163

SUPPLEMENT DATED JULY 1, 2016

TO THE VARIABLE CONTRACT AND VARIABLE LIFE INSURANCE POLICY

PROSPECTUSES LISTED BELOW

The following information supplements, and to the extent inconsistent therewith, replaces the information in the prospectuses. Please retain this supplement for future reference.

On July 1, 2016, MetLife, Inc. completed the sale of its affiliated broker-dealer, MetLife Securities, Inc., a selling firm described in your prospectus.

As a result of the transaction, please note the following:

MetLife Securities, Inc. is no longer an affiliate of the insurance company that issues your contract or policy. All references in your prospectus to MetLife Securities, Inc. being an affiliate of the insurance company that issues your contract or policy are deleted.

Supplement to the following variable contract and variable life insurance policy prospectuses listed by insurance company:

Metropolitan Life Insurance Company

Gold Track Select

Registered Fixed Account Option

Preference Plus® Income Advantage

Preference Plus Select®

Preference Plus® Account

Preference Plus Account® for Enhanced Contracts

Enhanced Preference Plus® Account

Financial Freedom Account

VestMet

MetLife Financial Freedom Select®

MetLife Personal IncomePlus®

MetLife Settlement Plus®

MetLife Income Security PlanSM

MetLife Asset Builder®

Preference Premier® Variable Annuities Contracts (offered between December 12, 2008 and October 7, 2011)

Preference Premier® Variable Annuities Contracts (offered on and after October 7, 2011)

MetLife Investment Portfolio ArchitectSM – Standard Version and

MetLife Investment Portfolio ArchitectSM – C Share Option

Equity Advantage VUL

UL II

Equity Options (Equity AdditionsTM & Equity Enricher®)

Equity Advantage Variable Universal Life

Security Equity Separate Account Twenty-Six

Security Equity Separate Account Twenty-Seven

New England Variable Annuity Fund I

New England Life Retirement Investment Account

Zenith Accumulator

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MetLife Insurance Company USA

Universal Annuity

Fund 11

Fund 14

Fund 15

MetLife Retirement Account Annuity

Unallocated Group Variable Annuity

MetLife Retirement Perspectives Annuity

Universal Select Annuity

Universal Annuity Advantage

Gold Track

Gold Track Select

Gold Track Select New York Plans

Registered Fixed Account Option

Fixed Annuity (Strategic Value Annuity)

MetLife Variable Survivorship Life II

MetLife Variable Life Accumulator

MetLife Variable Life Accumulator – Series 2

MetLife Variable Life Accumulator – Series 3

MetLife Variable Life

MetLife Premier Variable AnnuitySM

Class VA (CA)

Pioneer PRISM

Pioneer PRISM L

Pioneer PRISM XC

MetLife Investment Portfolio ArchitectSM – Standard Version and

MetLife Investment Portfolio ArchitectSM – C Share Option

Portfolio Architect Access

Class VA

Class L

Class L – 4 Year

Class VL

Class XC

Series C (offered between September 4, 2001 and October 7, 2011)

Series C (offered on and after October 7, 2011)

Series L

Series L – 4 Year (offered November 22, 2004 and October 7, 2011)

Series L – 4 Year (offered between October 7, 2011 and April 28, 2013)

Series L – 4 (offered on and after April 29, 2013)

Series VA (offered between March 22, 2001 and October 7, 2011)

Series VA (offered between October 7, 2011 and May 1, 2016)

Series VA (offered on and after May 2, 2016)

Series VA – 4 (offered between October 7, 2011 and May 1, 2016)

Series VA – 4 (offered on and after May 2, 2016)

Series XC

Series XTRA

Equity Advantage VUL

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First MetLife Investors Insurance Company

Class XC

Class L

Class L – 4 Year (offered between November 22, 2004 and October 7, 2011)

Class L – 4 Year (offered between October 7, 2011 and April 28, 2013)

Class L – 4 Year (offered on and after April 29, 2013)

Class C (offered between September 4, 2001 and October 7, 2011)

Class C (offered on and after October 7, 2011)

Pioneer PRISM

Pioneer PRISM XC

Pioneer PRISM L

Class XTRA

Class XTRA 6

Class VA (offered between June 15, 2001 and October 7, 2011)

Class VA (offered between October 7, 2011 and May 1, 2016)

Class VA (offered on and after May 2, 2016)

Class VA – 4 (offered between May 1, 2011 and October 7, 2011)

Class VA – 4 (offered between October 7, 2011 and May 1, 2016)

Class VA – 4 (offered on and after May 2, 2016)

New England Life Insurance Company

American Forerunner Series

American Growth Series

American Growth Series – I

American Gateway Series

Zenith Survivorship Life

Enterprise Executive Advantage

Zenith Executive Advantage 2000

Zenith Executive Advantage Plus

Zenith Survivorship Life 2002

Zenith Survivorship Life Plus

Zenith Flexible Life

Zenith Flexible Life 2001

Zenith Flexible Life 2002

Zenith Life

Zenith Life One

Zenith Life Plus

Zenith Life Plus II

Zenith Life Executive 65

Zenith Variable Whole Life

THIS SUPPLEMENT SHOULD BE READ AND RETAINED FOR FUTURE REFERENCE

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